Exhibit 99.2

Ninetowns to Present at JPMorgan's 2005 China Conference

Tuesday November 1, 8:07 am ET

BEIJING, Nov. 1 /Xinhua-PRNewswire/ -- Ninetowns Digital World Trade Holdings Limited (Nasdaq: NINE - News) announced that the Company is scheduled to present at the JPMorgan 2005 China Conference in Beijing. Eric Ho, the Chief Strategy Officer of Ninetowns Digital World Trade Holdings Limited, will present at the conference.

Place: China World Hotel, Beijing, P.R.C.

Date: Wednesday, November 16, 2005

Time: 11:00 a.m. Beijing Time

About Ninetowns Digital World Trade Holdings Limited

Ninetowns is a PRC software company that enables enterprises and trade- related PRC government agencies to streamline the import/export process in China. Through its scalable enterprise software products, Ninetowns' clients have the ability to automate import/export processing over the Internet, which is a more cost-effective and efficient alternative to the traditional paper- based method.

Forward-Looking Statements:

Certain statements in this press release include forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "project" or "continue" or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, customer acceptance and market share gains, competition from companies that have greater financial resources; introduction of new products into the marketplace by competitors; successful product development; dependence on significant customers; the ability to recruit and retain quality employees as the Company grows; and economic and political conditions globally. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

Contacts:
Lisa Zheng
Investor Relations
Ninetowns Digital World Trade Holdings Limited
(+86-10) 6588-2256
ir@ninetowns.com

David Pasquale, EVP
The Ruth Group
+1-646-536-7006
dpasquale@theruthgroup.com

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Source: Ninetowns Digital World Trade Holdings Limited